Exhibit 10.3

PBC	Number: XY 0005456

Beijing Houses Renting Contract

Leaser (Party A): Meiman Shi

ID number: 110102195611222769

Legal Representative:

ID number

Telephone:15010283153

Address:

Leaser (Party B): Beijing Ouruixi Medical Technology Co., Ltd.

ID number: 91110105563616896F

Legal Representative: Yanlong Ma

ID number:130428198807041318

Telephone: 18518561691

Address:

Intermediate Party (Party C): 北 京 远 行 房 地 产 经 纪 有 限 公司

Certificate Code: 京 经 纪  (2010)  第 5897 号

According to Contract Law of the People's Republic of China and related law and regulations, Party A has agreed to lease his house to Party B to use and Party C has agreed to provide intermediate service for both Party A and Party B, on the basis of equality and voluntariness. In order to clarify the legal relationship among the three parties, the contract is signed by the three parties.

I. Basic Situation And Use of the House

1.1 Party A agrees to lease the house located on Rm 120808 Unit 2 Floor 7 Building 3, No. 1 East Futong Street Courtyard Chaoyang District Beijing, PRC 100102 to Party B to use in the current state.

1.2 Coved area: 138.69 square meters (The building area recorded in the real estate certificate shall prevail). Usage: office.

II. Rent Free Period (Including Decoration Period): From 2018/10/22 to 2018/11/2

Party B is free from rent in the Rent Free Period, but the related expenses such as water and electricity shall be afforded by Party B.

III. Renting period

3.1 Renting period: From 2018/10/22 to 2020/11/2

3.2 After the expiration of Renting Period, Party A has right to take back all leased houses. Party B is supposed to keep the equipment and Auxiliary facilities of houses in good condition by the expiration of renting period and give back to Party A after the expiration of renting period.

3.3 If Party B wants renewal after the expiration of renting period, a written application should be submitted to Party A 60 days before the expiration of this contract. If the application approved by Party A with a written consent, the two parties will discuss the renewal of the rent separately. Otherwise, Party B will not be deemed to be renewed and shall cooperate with the intermediary and tenants introduced by Party A to enter the property from then on. Party A shall make an appointment with Party B in advance if necessary.

IV. Rent (Deposit) Payment Method

4.1 Total monthly rent: RMB 34,591.60. The rent doesn’t include property management fee and heating costs. Rent invoice tax is borne by Party B.

4.2 Party A can charge Party B two-month rent for collateral. The rent will be directly remitted by Party B to the bank account designated by Party A.

Bank: ICBC Bank Asian Games Village Century Village Branch

Account name: Meiman Shi

Bank account: 6222080200016553011

Any change in the above account shall be subject to Party A's written notice.

4.3 Party B should pay rent every three months and pay the next period rent before 7 days on payment month.

4.4 Two-month rent for collateral, which is RMB 69,183.2. The deposit is the deposit paid by Party B to Party A as a condition of fulfilling the provisions of this contract in good faith.

4.5 Party B should pay the first period rent and deposit to Party A’s account before 2018/10/22, RMB 172,958.00 in total, to make the contract binding. Otherwise, Party A has right to cancel this lease unilaterally without giving the deposit back. If Party A breaks the contract before it, Party A needs to return double deposit to Party B.

V. Other Fee

5.1 Telephone: during the contract period, Party B shall install the telephone by itself, and the charging fee and telephone fee shall be paid by Party B according to the charging standard of the Telecommunications Bureau.

5.2 Other fee: during the lease period (including the rent-free period), the relevant expenses (water fee/ electricity fee/ broadband fee/ parking fee, etc.) incurred by the use of this house shall be borne by Party B and delivered on time according to the payment notice provided by the property management institutions. The late payment fee shall be paid by Party B itself.

VI. Party A’s Rights and Obligations

6.1 Party A shall deliver the house to Party B before the lease date specified in the contract.

6.2 Party A shall provide Party B with the property registration procedures and relevant property rights certification documents for the normal use of the leased area to ensure that it is true and effective and assist Party B in handling the industrial and commercial registration.

6.3 Party A shall bear the corresponding repair responsibility when the main structure, floor, pipeline, and other fixtures and equipment of the property are damaged due to the responsibility of Party B or the third party associated with Party B, and promptly notify the property management company to arrange for repairing.

6.4 During the lease period, Party A has the right to enter and inspect the public facilities in the leased area of Party B. Party A shall notify Party B in advance, except in emergency situations.

6.5 Party A shall cooperate with Party A when repairing the house facilities.

6.6 After the termination of this contract, Party B shall move the goods out of the house in time. Otherwise, Party B shall be deemed to have waived the right to own the goods, and Party A has the right to handle it by itself.

6.7 Party A has the right to grant the agent the legal rights and obligations of Party A. When signing this contract, Party A or its agent shall present the legal certificates and their respective identity certificates related to the house and ensure that they are the legal owners of the house and have legal status.

6.8 After the lease expires, Party A shall jointly check the indoor equipment facilities with Party B. If the equipment and facilities are good, and Party B has settled all the expenses incurred during the use of the house (such as water, electricity, broadband, telephone, parking, etc.) .Within five days after the registration address is moved out, Party A shall refund the deposit to Party B without interest.

VII. Party B’s Rights and Obligations

7.1 Party B shall have the right to use the house after paying the deposit and rent on time according to the terms and conditions stipulated in this contract.

7.2 Party B shall be responsible for the renovation expenses and coordination work within the leased area.

7.3 Party B's decoration of the leased area shall comply with the relevant national laws and regulations and industry norms and provide the interior decoration design and construction drawings to Party A in advance. All costs incurred by Party B shall be borne by Party B.

7.4 In the renovation and use of the project, Party B can make some changes or adjustments to the main structure and installation of the leased area, except for normal wear and tear, only with the consent of Party A.

7.5 Party B shall submit the decoration plan to Party A's property management agency before the renovation project starts. The construction shall begin with approval.

7.6 Party B shall pay the rent of the house and the expenses incurred by the house on time.

7.7 Party B guarantees the legality of its business activities in the leased area and does not store prohibited items, flammable materials, explosive materials, or dangerous goods. If Party B violates this term, the relevant responsibility arising therefrom shall be borne by Party B itself.

7.8 During the period of rent, Party B shall not sublease its leased area to a third party or lend the house or claim to co-locate with a third party.

7.9 Party B shall abide by the property management regulations formulated by the property management agency during the lease term.

7.10 After the lease expires, if Party B does not violate the provisions of this contract during the lease term, Party B shall have the priority to tenancy. If Party A transfers the ownership of the rental house to a third party during the lease period, Party A must notify Party B in advance. And Party B has the priority to buy the house under the same conditions. In addition, the buyer must accept the lease until the end of the lease.

7.11 Party B should pay attention to flood and fire. If a flood or fire is caused by Party B’s negligence, Party B shall bear relevant civil liability, criminal liability and related economic compensation.

7.12 When Party B does not renew the lease after the expiration of the contract, the interior decoration and other equipment(Including but not limited to doors, windows, plumbs, air conditioners, lighting device, fire protection, communication lines, partitions, and other outdoor attachments and fixtures) originally funded by Party B shall not be dismantled or damaged (Additional air-conditioning outdoor mainframes, indoor hang-ups, and televisions added by Party B, unless otherwise agreed by the parties), except for the special equipment and office supplies. After the lease expires, Party B shall accompany Party A to check and accept the above conditions of the property, and deliver the indoor room keys, gate keys (or access codes, manuals), access control cards, air conditioner remote control, distribution box keys, and electricity charges to Party A. Card and other objects.

VIII. Party C’s Rights and Obligations

8.1 Party C shall collect Party A's intermediary information fee in accordance with the contract. Party A guarantees to pay the above fees as agreed.

8.2 Obligation of Party C

Party C shall be responsible for the validity of premise ownership, Attorney for Notarization of Property Ownership and the authenticity of the signature by the owner and the mandatary.

IX. Breach and Termination of Contract

9.1 Upon occurrence of any of the following circumstances, Party B may terminate the Contract without any liabilities:

9.1.1 Party A fails to provide the certificate of the ownership or provides a false ownership of the Premise.

9.1.2 Party A fails to repair and maintain the Premise, affecting the use by Party B.

9.1.3 The property management service, including value-added service of supplying water, electricity and heating, is interrupted due to reasons attributed to Party A, including but not limited to arrears of service fee or heating fee, or the Premise is sealed or auctioned by related institutions.

9.1.4 In case that the Contract can not be performed due to reasons attributable to Party A, provided that Party B pays off the fees during the period of authorization, Party A shall return the deposit and excessive rent, which shall be calculated on daily basis, and pay another two-month rent as indemnity.

9.2 Upon occurrence of any of the following circumstances, Party A may terminate the Contract without returning the deposit:

9.2.1 Party B subleases the Premise or claims to operate with a third party without the written approval of Party A. Party B fails to pay the rent for fifteen days or more, or fails to pay all the fees hereof in total of ten days.

9.2.2 Party B removes, renovates or alters the structure, damages the equipment, or alters the use of the Premise without the approval from Party A.

9.2.3 Party B stores dangerous goods or conducts illegal actions in the Premise.

9.2.4 The Contract is terminated due to reasons attributable to Party B.

9.2.5 In case that Party B fails to pay the rent, an overdue fine shall be imposed, which is five thousandths of the total overdue rent. An overdue for ten or more days shall be deemed as automatic termination, and Party A may take the Premise back without returning the deposit. Any loss exceeding the amount of the deposit shall be compensated by Party B.

9.3 Upon occurrence of any of the following circumstances, the Contract shall automatically terminate:

9.3.1 The period of renting expires.

9.3.2 Either party enters bankruptcy, liquidation, dissolution or similar procedures.

9.3.3 Either party’s asset or essential part of it, for the use of performing the Contract, is distrained, embargoed or confiscated. If such circumstance occurred to Party A, it shall return all the deposit and compensate for the losses.

9.4 In case that either party wants to terminate the Contract, it shall notify the other party and take the liabilities for breach of contract.

X. Disclaimer

10.1 “Force majeure” refers to any objective circumstances which are unforeseeable, unavoidable and insurmountable. In case of force majeure, the affected party shall notify the other party in writing within ten days after the occurrence of such case, and both parties shall take all possible measures to minimize the losses. In case of force majeure, the affected party is exempted from liability for being unable to perform or losses, and the failure or delay shall not be deemed as a breach of contract. The Party who claims such case shall take all possible measures to minimize or eliminate the impact and try to restore performance of obligations affected by force majeure incidents.

10.2 In case of termination due to the above reason, the rent shall be calculated according to the actual period of renting on daily basis. Any overpayment shall be returned and any deficiency shall be supplemented.

XI. Dispute Settlement

11.1 In case of any disputes regarding the performance of the Contract, both parties shall decide through negotiation. If no agreement can be reached, either party may file a suit to the People’s Court of China where the Premise bases.

11.2 During the settlement of disputes, both parties shall continue to perform the Contract in all other aspects.

XII. Miscellaneous

12.1 Anything not covered herein may be specified in a supplementary agreement to be executed by both Parties through negotiation, which shall be regarded as part of this Contract with same legal effect.

12.1.1 In case of termination for reasons attributable to Party B, Party A shall remove personal objects from the Premise. Objects not removed, within thirty days shall be at Party A’ s disposal.

12.2 The laws of People’s Republic of China shall be applicable to the establishment, effect, interpretation, execution, amendment and termination of the Contract.

12.3 There are three copies of the Contract, Party A and B both holding one. Party C takes one as the the basis for agency bill and serves as the witness party.

12.4 The Contract is signed in Chinese.

12.5 The Contract shall terminate at the expiry of renting.

XIII. Supplementary Clause

Based on negotiation and agreement of both parties, Party B had paid RMB 34591.6 to Party A on August 6, 2018 as deposit, the rest part to be paid before October 22, 2018.

Party A (signature):	Party B (seal):

(Sealed by: Beijing Ouruixi Medical Technology Co., Ltd)

Legal or authorized representative:	Legal or authorized representative:

(signature)	(signature)

(signed by: Meiman Shi)	(signed by: Yanlong Ma)

Party C (seal): Beijing Yuanxing Real Estate Brokerage Co., Ltd

Agent: Dongmei Fan, Hongtao Wang

Number of Agent: BJ0014315, BJ0010436

Tel: 17319299937

The Contract is signed on August 6, 2018 in Beijing, China.

Schedule: Property Detailed List